UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009 (June 30, 2009)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

(1)	On June 30, 2009, the board of directors of The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) appointed Eric Noll, age 47, to the position of Executive Vice President, Transaction Services U.S. and U.K.

(2)	From March 1994 to July 2009, Mr. Noll served as the Managing Director, Global Head of Strategic Relationships at Susquehanna International Group, LLP. Prior to this, Mr. Noll worked at the Philadelphia Stock Exchange from March 1993 to March 1994 as the Assistant Vice President, New Market Development, Strategic Planning and Marketing. Mr. Noll also worked at the Chicago Board Options Exchange from 1990 to 1993 in various roles as an Associate and Manager of Strategic Planning.

(3)	NASDAQ OMX has no employment agreement with Mr. Noll. In connection with Mr. Noll’s appointment, NASDAQ OMX’s management compensation committee and board of directors approved his compensation package, which includes an annual base salary of $500,000 and a target incentive compensation award of $750,000. In addition, Mr. Noll will be eligible to receive an equity award valued at $1,000,000, which will be granted under the NASDAQ OMX Equity Incentive Plan and subject to board approval at the time of NASDAQ OMX’s next all-employee equity grant.

A copy of the press release announcing the appointment of Mr. Noll is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2009	The NASDAQ OMX Group, Inc.

	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel